                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                Alamo Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            [ALAMO GROUP INC. LOGO]


                               ALAMO GROUP INC.
                           1502 EAST WALNUT STREET
                             SEGUIN, TEXAS 78155



Dear Fellow Stockholders:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Alamo Group Inc. to be held on Wednesday, May 8, 2002, at 9:00 a.m. local time, at the Hyatt Regency Hotel, 123 Losoya Street, San Antonio, Texas. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

      Thank you for your support.  We hope to see you at the meeting.





Donald J. Douglass
Chairman of the Board
March 28, 2002

                                ALAMO GROUP INC.
                             1502 EAST WALNUT STREET
                               SEGUIN, TEXAS 78155

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2002

                              --------------------


To the Stockholders of
Alamo Group Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the "Company") will be held at the Hyatt Regency Hotel, 123 Losoya Street, San Antonio, Texas, on Wednesday, May 8, 2002, at 9:00 a.m. local time, for the following purposes:

(1) To elect six (6) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

(2) To approve the appointment of Ernst & Young LLP as the Company's auditors for the 2002 fiscal year;

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      In accordance with the By-Laws of the Company, the Board of Directors has fixed the record date for the meeting at March 15, 2002. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

      Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly. A return envelope is enclosed for that purpose.

      A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of twelve days commencing April 22, 2002, at the offices of the Company's Counsel which is Oppenheimer, Blend, Harrison and Tate, Inc. located at 711 Navarro, Suite 600, San Antonio, Texas 78205-1796


                                          By Order of the Board of Directors



                                          /s/ ROBERT H. GEORGE
                                          Robert H. George
                                          Secretary


Dated: March 28, 2002

                                ALAMO GROUP INC.
                             1502 East Walnut Street
                               Seguin, Texas 78155


                                 PROXY STATEMENT

      The accompanying Proxy is solicited by the Board of Directors of Alamo Group Inc., a Delaware corporation (the "Company"), to be voted at the 2002 Annual Meeting of Stockholders to be held on May 8, 2002, and at any adjournments thereof. The meeting will be held at 9:00 a.m. local time, at the Hyatt Regency Hotel, 123 Losoya, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to Stockholders on or about March 28, 2002. The Annual Report of the Company for 2001, including audited financial statements, is enclosed.


                               VOTING AND PROXIES

      Only holders of record of common stock of the Company at the close of business on March 15, 2002 (the "Record Date"), shall be entitled to vote at the meeting. There were 20,000,000 authorized shares of common stock, par value $.10 per share ("Common Stock"), of the Company and 9,710,959 shares of common stock outstanding on the Record Date. Each share of Common Stock is entitled to one vote. Any Stockholder giving a proxy has the power to revoke same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2002 Annual Meeting of Stockholders and any adjournment thereof.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum. Abstentions may be specified on all proposals except the election of directors. Abstentions are present and entitled to vote for purposes of determining the approval of any matter submitted to the Stockholders for a vote and will thus have the same effect as a negative vote for the item on which the abstention is noted. If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Listed in the following table are the only beneficial owners that the Company is aware of as of February 28, 2002, of more than five percent of the Company's outstanding Common Stock. In addition, this table includes the outstanding voting securities beneficially owned by its directors, its executive officers that are listed in the Summary Compensation Table and by its directors and executive officers as a group.


             BENEFICIAL OWNER                                     AMOUNT AND NATURE OF
             OF COMMON STOCK                                    BENEFICIAL OWNERSHIP(1)         PERCENT OF CLASS (2)
       --------------------------------------                ----------------------------     -----------------------
       Capital Southwest Venture Corporation
       12900 Preston Road, Suite 700
       Dallas, TX  75230                                            2,821,300 (3)                       29.1%

       EQSF Advisors, Inc.
       767 Third Avenue
       New York, NY 10017                                           2,313,809 (4)                       23.8%

       T. Rowe Price Associates, Inc.
       100 East Pratt
       Baltimore, MD  21202                                           686,400 (5)                       7.1%

       Harris & Associates L.P.
       Two North LaSalle Street, Suite 500
       Chicago, IL  60602                                             643,650 (6)                       6.6%

       Donald J. Douglass
       330 Argyle Avenue
       San Antonio, TX  78209                                         630,025 (7)                       6.5%


       William R. Thomas                                                      (8)

       Ronald A. Robinson                                             120,000 (9)                        1.2%

       James B. Skaggs                                                  1,100                             *

       David H. Morris                                                  1,018                             *

       Jerry E. Goldress                                               18,000                             *

       Robert H. George                                                 6,950 (9)                         *

       Richard J. Wehrle                                                3,615 (9)                         *

       Geoffrey Davies                                                  4,750 (9)                         *

       Ian Burden                                                       5,642 (9)                         *



       All Directors and Executive Officers
       as a Group (10 Persons)                                        791,100 (9)                        8.1%


---------------------
*   Less than 1% of class

(1) In each case the beneficial owner has sole voting and investment power, except as otherwise provided herein.

(2) The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 28, 2002, 9,710,809 shares.

(3) Includes shares purchased by Capital Southwest Corporation ("Capital Southwest"), the parent corporation of Capital Southwest Venture Corporation. Mr. Thomas, a director of the Company, serves as Chairman of the Board and President of both Capital Southwest Venture Corporation and Capital Southwest Corporation and shares voting and investment power with respect to the shares of Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest Corporation. Mr. Thomas, personally, disclaims beneficial ownership of these shares.

(4) Based on a Schedule 13G dated January 10, 2002 by which EQSF Advisors, Inc. reported that as of December 31, 2001, it or M. J. Whitman Advisors, Inc. or Martin J. Whitman, individually had shared voting power over none of such shares, sole voting power over 2,264,309 such shares, and sole dispositive power over 2,313,809 of such shares. EQSF Advisors, Inc. has beneficial ownership in 2,126,509 shares. M. J. Whitman Advisors, Inc. has beneficial ownership in 187,300 shares. Martin J. Whitman individually disclaims beneficial ownership of these shares

(5) Based on a Schedule 13G dated February 14, 2002, by which T. Rowe Price Associates, Inc. reported that as of December 31, 2001, it or T. Rowe Price Small Cap Value Fund, Inc. had shared voting power over none of such shares, sole voting power over 686,400 of such shares, and sole dispositive power over 686,400 of such shares. T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. have beneficial ownership in 686,400 shares.

(6) Based on a Schedule 13G dated February 13, 2002, by which Harris Associates L.P. reported that as of December 31, 2001, it or Harris Associates Inc. had shared voting power over 643,650 such shares, sole voting power over none of such shares and sole dispositive power over 501,750 such shares. Harris Associates L.P. and Harris Associates Inc. have beneficial ownership in 643,650 shares.

(7) Includes 20,000 shares of non-qualified options exercisable for a period of three years from January 30, 2001. Includes 69,750 shares owned by The Douglass Foundation, a non-profit organization of which Mrs. Douglass is the President; 100,000 shares in the Douglass Charitable Remainder Unitrust, of which Mr. Douglass is trustee; 26,395 shares in the Douglass Charitable Lead Unitrust of 2001 of which Mr. Douglass is trustee; 53,100 shares owned by Helen D. Douglass, Mr. Douglass' wife. Various members of Mr. Douglass' family hold shares of stock of the Company which are not included in this table and Mr. Douglass disclaims beneficial ownership of these shares.

(8) See footnote 3, above.

(9) Includes shares available for exercise under various stock option plans as follows: for Mr. Robinson 92,500 shares exercisable for 10 years from July 7, 1999; for Mr. George 1,500 shares; for Mr. Wehrle 1,500 shares; for Mr. Davies 1,000 shares; for Mr. Burden 3,000 shares; for 10 years from August 31, 1999.


                          ITEM 1: ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the number of directors which shall constitute the whole Board shall be fixed and determined from time to time by resolution adopted by the Board of Directors. Currently, the size of the Board of Directors has been fixed at six (6) directors. Each director elected at the annual meeting will serve until the next annual meeting of Stockholders or until his successor is elected and qualified. Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below:


                  NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

      Donald J. Douglass, age 70, founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer of the Company. Mr. Douglass resigned his position as Chief Executive Officer on July 7, 1999 and his position as an employee of the Company on December 31, 1999, but continues to serve as a director and Chairman of the Board for the Company.

      Ronald A. Robinson, age 50, has been President, Chief Executive Officer and director of the Company since 1999. Mr. Robinson had previously been President of Svedala Industries, Inc. the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries. Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.

      Jerry E. Goldress, age 71, has been a director of the Company since May 2, 2000 and is Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. ("GGG"), a turnaround management consulting firm. Mr. Goldress has been with GGG since 1973 and has been its Chairman and Chief Executive Officer since 1981. In his consulting capacity, he has been President of more than one hundred manufacturing, distribution, and retail organizations.

      David H. Morris, age 60, has been a director of the Company since 1996. Since 1995, he has been involved in various consulting capacities and from September of 1999 through May of 2000 he served as Chief Operating Officer of YardMart.com. Mr. Morris retired as President and Chief Operating Officer of The Toro Company in November 1995. He had served in this capacity since December 1988. Mr. Morris was first employed by Toro in February 1979 and served in various executive capacities with Toro and its subsidiaries.

      James B. Skaggs, age 64, has been a director of the Company since 1996 and retired as Chairman of the Board, Chief Executive Officer and President of Tracor, Inc. in June 1998. Tracor provided leading edge technology to government and commercial customers worldwide in the areas of information systems, aerospace, and systems engineering. Mr. Skaggs had been Tracor's Chief Executive Officer, President and Director since November 1990 and its Chairman of the Board since December 1993.

      William R. Thomas, age 73, has been a director of the Company since 1969. Since 1980, Mr. Thomas has been President, and since 1982, Chairman of the Board, of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.


                 ADDITIONAL INFORMATION CONCERNING DIRECTORS

      None of the nominees for director or the executive officers of the Company has a family relationship with any of the other executive officers or other nominees for director. Except for Mr. Thomas and Mr. Goldress, none of the directors or nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940. Mr. Thomas is a director of Capital Southwest Corporation, Encore Wire Corporation, Mail-Well, Inc. and Palm Harbor Homes, Inc. Mr. Goldress is a director of K2 Inc., Rockford Corp. and Frontier Insurance Group, Inc.

      VOTE REQUIRED. A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF EACH INDIVIDUAL NOMINATED BY THE BOARD OF DIRECTORS. ALL PROXIES WILL BE VOTED FOR UNLESS A CONTRARY CHOICE IS INDICATED.

              THE BOARD HAS APPROVED THE SLATE OF DIRECTORS AND
                 RECOMMENDS ITS APPROVAL BY THE STOCKHOLDERS



                      MEETINGS AND COMMITTEES OF THE BOARD

      During the fiscal year ended December 31, 2001, the Board of Directors held six meetings. All members of the Board attended at least 75% of the meetings, except Mr. Douglass who was absent from two meetings.

      The Audit Committee of the Board of Directors, which consisted of Messrs. Goldress, Morris and Skaggs met six times during fiscal 2001. All Committee members were present at the meetings. The functions of the Audit Committee are to review annually the Audit Committee Charter, recommend the appointment of the Company's independent auditors, to review the arrangements for and the scope of the annual audit, and to review internal accounting controls.

      The Compensation/Nomination Committee of the Board of Directors, which consisted of Messrs. Goldress, Morris, Skaggs and Thomas, met one time during fiscal 2001. All committee members were present at the meeting. The functions of the Compensation/Nomination Committee are to review and make recommendations concerning the compensation of officers and other key management personnel, including the granting of stock options and the nomination of directors and executive officers of the Company. The Compensation/Nomination Committee does not consider nominees recommended by Stockholders of the Company.

      O.S. Simpson Jr. a member of the Board of Directors since 1969, passed away in May of 2001. Mr. Simpson was also a member of both the Audit and Compensation Committees & attended all meetings up until his death. His position on the Board of Directors was not replaced and effective February 13, 2002, the size of the Board has been reduced to six (6) directors.


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of three independent members of the Company's Board of Directors. Each member of the Audit Committee is independent as defined in Rule 303.02 of the New York Stock Exchange listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 1, 2000 and reviews on an annual basis.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the quarterly Form 10-Q's and the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgements; and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services with the auditors' independence.

      The Committee discussed with Company's independent auditors the overall scope and plans for their audit. The Committee meets with independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting. The committee held six meetings during fiscal year 2001.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the appointment of Ernst & Young LLP as the Company's independent auditors for the year 2002.



Dated: March 15, 2002
                                          Audit Committee


                                          David H. Morris, Chairman
                                          Jerry E. Goldress, Member
                                          James B. Skaggs, Member

               REPORT OF THE COMPENSATION/NOMINATION COMMITTEE


      THE FOLLOWING PARAGRAPHS CONSTITUTE THE REPORT OF THE COMPENSATION/NOMINATION COMMITTEE OF THE BOARD OF DIRECTORS (THE "COMMITTEE") ON EXECUTIVE COMPENSATION POLICIES. IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY STATEMENTS OR REPORTS FILED BY THE COMPANY WITH THE SEC THAT DO NOT SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE.

      The goals of the Company's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the long-term success of the Company. The principal elements of compensation for executive officers are base salary, incentive payments and stock options.

      Base salaries were determined by the Committee in February 2001, effective May 1, 2001, for each of the executive officers and key managers on an individual basis, taking into consideration individual contributions to the Company's performance, length of tenure with the Company, compensation levels of comparable positions and internal equities among positions. Among other things, the Committee considered each officer's and key manager's contributions to the success of the Company's business in recent years and to its foundation for sustained earnings growth, as well as each participant's role in achieving a higher level of customer satisfaction, increased market penetration, and efficient utilization of assets and employees in his area of responsibility.

      The base salary level for Ronald A. Robinson, President and Chief Executive Officer was determined by the Committee in February 2001 effective May 1, 2001. Ronald A. Robinson was appointed President and Chief Executive Officer on July 7, 1999, at the base salary level determined by the Committee effective that date. The base salary levels for all of the aforementioned officers were determined by the Committee based on those factors described in the preceding paragraph.

      During 1999, the Committee adopted a revised version of the Alamo Group Incentive Compensation Plan ("ICP"). The ICP is a cash incentive plan which allows the Committee to reward certain of the Company's upper and mid-level managers based upon three factors: the overall performance of the Company, the performance of the segment of the Company in which the employee is expected to contribute and the individual performance of the respective employee. ICP payments include a 75% objective component, with the remaining 25% based on subjective criteria. During February 2002, pursuant to the ICP, the Committee approved total incentive payments to participating employees, including the President and the Chief Executive Officer, of $291,438. These payments were expensed in 2001 and payments were made during March 2002.

      From time to time, the Committee has also granted stock options to executive officers and key employees to align their long-term interests with those of the Stockholders. Stock options are granted at exercise prices not less than the fair market value of the stock on the date of grant and thus will have no value unless the value of the Company's stock appreciates. The Committee believes that these options provide a significant incentive for the option holders to enhance the value of the Company's common stock by continually improving the Company's performance.

      On August 31, 1999, the Stockholders of the Company approved the 1999 Non-Qualified Stock Option Plan ("1999 NQSO Plan") for executive, managerial, professional or technical employees of the Company, and reserved 400,000 shares of Common Stock for issuance pursuant to stock options. The Committee recommended and the Board of Directors approved granting Non-Qualified Options to purchase 200,000 shares of the Company's Common Stock for Mr. Robinson. The exercise price for these shares was $8.9375 per share, the closing price of the Company's Common Stock on the grant date.

      On August 31, 1999, the Stockholders of the Company also approved the First Amended and Restated 1994 Incentive Stock Option Plan ("FAR 1994 ISO Plan") to correct certain ambiguities and administrative problems with the existing plan. Upon recommendation by the Committee and approval by the Board of Directors of the Company, Incentive Stock Options to purchase 50,000 shares were granted to Mr. Robinson on July 7, 1999 at an option price of $8.9375 per share and Incentive Stock Options to purchase 51,000 shares were granted to other executive officers and key members of management on August 31, 1999, at an option price of $9.25 per share. Both option prices were the closing price of the Company's Common Stock on the grant date. There were no option grants in 2000. In 2001, the Committee recommended and the Board of Directors approved and granted 16,000 shares of the Company's Common Stock at option prices ranging from $14.61 to $14.63 per share to key members of management under the FAR 1994 ISO Plan. The option prices were the closing prices of the Company's common stock on the grant date. As of December 31, 2001, Incentive Stock Options to purchase 86,600 shares remain outstanding and options on 172,200 shares were available for grant.

      On May 3, 2001, the Stockholders of the Company approved the First Amended and Restated 1999 Non-Qualified Stock Option Plan ("FAR 1999 NQSO Plan") to add non-employee directors as eligible persons to receive grants of stock options. The Company then granted an option to purchase 5,000 shares of the Company's Common Stock to Messrs. Goldress, Morris, Simpson, Skaggs, and Thomas respectively at an exercise price of $13.96 per share, being the closing price of the Company's Common Stock on the grant date. Each option becomes vested and exercisable for up to 20% of the total optioned shares after one year following the grant of the option and for an additional 20% of the total optioned shared after each succeeding year until the option is fully exercisable. Mr. Simpson's options were cancelled as a result of his death.


Dated:   March 15, 2002                   Compensation/Nomination Committee

                                          William R. Thomas, Chairman
                                          Jerry E. Goldress, Member
                                          David H. Morris, Member
                                          James B. Skaggs, Member

                     COMPENSATION OF OFFICERS AND DIRECTORS

      The following table sets forth a summary of compensation for the fiscal year ended December 31, 2001, paid by the Company to the Company's Chairman of the Board, Donald J. Douglass and the four highest paid executive officers of the Company, as well as the compensation paid to each such individual during the Company's last three fiscal years:

                                              SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM
                                                                                                COMPENSATION
                                                                ANNUAL COMPENSATION                AWARDS
                                                             --------------------------       ------------------
                                                                                                 SECURITIES
                                                                                                 UNDERLYING         ALL OTHER
                                             FISCAL              SALARY                           OPTIONS         COMPENSATION
   NAME AND PRINCIPAL POSITION                YEAR                ($)           BONUS ($)(4)        (#)              ($) (5)
  -----------------------------             ---------         -----------     ---------------  ----------------   -------------
Donald J. Douglass                            2001                -                                  -              120,763 (6)
  Chairman of the Board and                   2000                -                69,000                           119,747 (7)
  Former Chief Executive Officer (1)          1999              200,000             3,750            -               20,400

Ronald A. Robinson                            2001              293,672            75,000            -               14,728
  President and Chief Executive               2000              276,267           101,388            -                7,133
  Officer (2)                                 1999              125,314 (3)             -            -                1,864

Robert H. George                              2001              106,142             7,825            -                4,839
  VP, Secretary & Treasurer                   2000              103,000             8,480            -                4,593
  Alamo Group Inc.                            1999               98,333            11,575            -                4,530

Geoffrey Davies                               2001              122,501                              -               11,114 (8)
  Managing Director                           2000              118,500            28,493            -               13,605 (8)
  Alamo Group (EUR) Ltd.                      1999              110,595            24,000            -                8,741 (8)

Ian Burden                                    2001              120,999            14,720            -                5,729
  Executive Vice President                    2000              114,000            30,340            -                5,907
  Alamo Group (USA), Inc.                     1999              104,000            24,475            -                5,592


(1) Mr. Douglass resigned as Chief Executive Officer on July 7, 1999, and his position as an employee of the Company on December 31, 1999 but continues to serve as Chairman of the Board for the Company.

(2) Mr. Robinson was appointed President and Chief Executive Officer on July 7, 1999.

(3)  Represents a partial year salary for Mr. Robinson.

(4)  Discretionary ICP bonuses approved and paid in 1999, 2000 and 2001.

(5)  The amounts represent the employer's contribution under the Alamo Group
     (USA) Inc. tax-qualified 401k plan (the "401(k) Plan"). In the case of Mr. Douglass and Mr. Robinson the amounts also include restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan (the "Restoration Plan"). Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were foregone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986. The amounts also include life insurance premiums paid by the Company in the amount of $13,600 for Mr. Douglass in 1999.

(6) All amounts reflected are payments of principal and interest relating to a supplemental retirement benefit, and director and management fees.

(7) Reflects $118,763 in payments of principal and interest relating to a supplemental retirement benefit, and director and management fees.

(8) The amount reflects Alamo Group (EUR) Ltd's. contribution to Mr. Davies' retirement plan in the United Kingdom.

                  AGGREGATED OPTION GRANTS AND EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table presents information with respect to stock options owned by the named executive officers at December 31, 2001.

                                                                                  NUMBER OF
                                                                             SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                           SHARES                            UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                         ACQUIRED ON        VALUE          FY-END (#) EXERCISABLE (E)/   FY-END ($) EXERCISABLE (E)
         NAME                             EXERCISE        REALIZED(1)         UNEXERCISABLE (U)              UNEXERCISABLE (U)
       --------                         -------------   --------------   ------------------------------  --------------------------
Donald J. Douglass
   1993 Non-qualified Options                                                     20,000 E                       55,000 E(2)

Ronald A. Robinson                                                                80,000 E                      425,000 E(3)
   1999 Non-qualified Options                                                    120,000 U                      637,500 U(3)
                                                                                  12,500 E                       66,406 E(3)
   1999 Incentive Options                  7,500           32,844                 30,000 U                      159,375 U(3)

Robert H. George                                                                   1,500 E                        7,800 E(4)
   1999 Incentive Options                    500            2,313                  3,000 U                       15,600 U(4)

Richard J. Wehrle                                                                  1,500 E                        7,800 E(4)
   1999 Incentive Options                    500            2,313                  3,000 U                       15,600 U(4)

Geoffery Davies                                                                    1,000 E                        5,000 E(4)
   1999 Incentive Options                  3,000           14,500                  6,000 U                       30,000 U(4)

Ian Burden                                                                         3,000 E                       15,000 E(4)
   1999 Incentive Options                  1,000            4,625                  6,000 U                       30,000 U(4)

(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) This figure was calculated assuming a fiscal year-end market price of $14.25 per share and an exercise price of $11.50 per share

(3) These figures were calculated assuming a fiscal year-end market price of $14.25 per share and an exercise price of $8.9375 per share. (4) These figures were calculated assuming a fiscal year-end market price of $14.25 per share and an exercise price of $9.25 per share.


DIRECTOR COMPENSATION

      During 2001, each non-employee director received $1,000 for each meeting of the Board of Directors attended in person, $500 for each meeting of any committee thereof attended in person, or $500 for each meeting of the Board of Directors or any meeting of any committee thereof attended by telephone. The Company pays directors who are not employees of the Company an additional $12,000 retainer per year. Effective May 2002, the directors will receive $1,250 for each meeting of the Board of Directors attended in person, and $750 for each meeting of any committee attended in person. Compensation for the Annual retainer and any meetings attended by telephone remain the same. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or committees thereof.

      In addition to directors' fees, on May 3, 2001, the Stockholders of the Company approved the First Amended and Restated 1999 Non-Qualified Stock Option Plan ("FAR 1999 NQSO Plan") to add non-employee directors as eligible persons to receive grants of stock options. The Company then granted an option to purchase 5,000 shares of the Company's Common Stock to Messrs. Goldress, Morris, Simpson, Skaggs, and Thomas respectively at an exercise price of $13.96 per share being the closing price of the Company's Common Stock on the grant date. Each option becomes vested and exercisable for up to 20% of the total optioned shares after one year following the grant of the option and for an additional 20% of the total optioned shared after each succeeding year until the option is fully exercisable. Mr. Simpson's options were cancelled as a result of his death.

EMPLOYMENT AGREEMENTS

      All executive officers of the Company serve at the discretion of the Board of Directors. The executive officers are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and elected. There are currently no employment agreements with any executive officers of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 1990 and 1997, the Company loaned amounts totaling $700,000 and $270,000 respectively to Mr. Douglass. Proceeds from these loans were used to pay personal income taxes resulting from the exercise of non-qualified options. On December 31, 1999, pursuant to approval of the Board of Directors, Mr. Douglass' $700,000 loan was renewed and extended to December 31, 2002. The principle balance bears interest at the short-term Applicable Federal Rate which was 2.45% at December 31, 2001 and is adjusted quarterly. Mr. Douglass' loan for $270,000, matures on December 31, 2006 and bears interest at the mid-term Applicable Federal Rate. On December 31, 2001 the mid-term rate was 3.91% and is adjusted quarterly. At December 31, 2001, the outstanding principal balances on the loans to Mr. Douglass were $700,000 and $270,000. Mr. Douglass' loans are secured by 100,000 shares of the Company's Common Stock.

       On August 31, 1999, the Board of Directors amended the Company's Executive Loan Program to state that no new loans would be made under the program and all outstanding loans were renewed and extended for five years from December 31, 1999, with interest payable quarterly and a requirement that at least 10% of the original loan amount be paid annually with the first such payment due March 30, 2001. All other terms and conditions of the notes and security agreements remain unchanged. Each loan under the Executive Loan Program bears interest, payable quarterly, at the base rate of interest as published by Bank of America, N.A. As of the date hereof, there is outstanding under the Executive Loan Program loans for a total of $24,307 to Mr. George and $7,560 to another qualified borrower. At December 31, 2001 the interest rate for the loans under this program was 4.75%. All loans are secured by shares of the Company's Common Stock. Management believes that the transactions described above were on terms no less favorable to the Company than otherwise available from unaffiliated third parties.


                          STOCK PRICE PERFORMANCE GRAPH

      The following graph sets forth the cumulative total return to the Company's Stockholders during a five-year period ended December 31, 2001, as well as the performance of an overall stock market index (S&P 500 Index) and the Company's selected peer group index (Russell 2000 Index).

      The Company believes that there does not exist a representative industry peer group of companies with a similar business segment profile. The Securities and Exchange Commission has indicated that companies may use a base other than industry or line of business for determining its peer group index, such as an index of companies with similar market capitalization. Accordingly, the Company has selected the Russell 2000 Index, a widely used small market capitalization index, to use as a representative peer group.

                         ITEM 2. APPOINTMENT OF AUDITORS


      The firm of Ernst & Young LLP are our independent auditors and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2002. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Ernst & Young LLP to audit the financial statements of the Company for fiscal 2002 and report on those financial statements. Stockholders are being asked to vote for the ratification of the appointment. If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee and Board will reconsider their appointment. Fees paid to Ernst & Young LLP during the last year were as follows:

            AUDIT FEES. Ernst & Young LLP's fees for professional services rendered for the audit of the company's consolidated financial statements for the year ended December 31, 2001 were $250,600.

            ALL OTHER FEES. Other fees paid to Ernst & Young LLP in 2001 totaled $145,650, including $135,650 of audit related services and $10,000 of tax services. Audit related services consisted primarily of audits of separate subsidiary financial statements, accounting research and SEC registration statements.

      Representatives of Ernst & Young LLP will be present at the stockholders meeting and will be available to respond to appropriate questions and make a statement should they so desire.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                      THE BOARD HAS APPROVED APPOINTMENT OF
                                ERNST & YOUNG LLP
             AND RECOMMENDS ITS RATIFICATION BY THE STOCKHOLDERS



           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      During 2001, Mr. Douglass and Mr. Morris were late filing a Form 4 reporting the sale of Common Stock. Mr. Robinson was late filing a Form 4 reporting the acquisition of stock.

                STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Proposals of Stockholders intended to be presented at the 2003 Annual Meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received in writing by the Company at its principal executive offices not later than November 27, 2002. The Company's principal executive offices are located at 1502 East Walnut Street, Seguin, Texas, 78155. Please direct all such proposals to the attention of the President of the Company.

      If a Stockholder intends to present business at the 2003 Annual Meeting other than pursuant to Rule 14a-8, to be considered timely pursuant to Rule 14a-4(c), the Company should receive notice of the proposal at least 45 days before the date on which the Company first mailed its proxy materials for the prior year's Annual Meeting of Stockholders. Therefore, to be considered timely, the Company should receive notice of a Stockholder proposal submitted, other than pursuant to Rule 14a-8, no later than February 15, 2003.

                               PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic communications, or meetings with Stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

      The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                  OTHER MATTERS

      No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of Stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his place in what they consider the best interests of the Company.

      The Company will furnish free of charge to each person whose Proxy is being solicited, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the Securities and Exchange Commission for the year ended December 31, 2001. Any request for exhibits should be in writing addressed to Robert H. George, Secretary, Alamo Group Inc., 1502 East Walnut Street, Seguin, Texas 78155.



                                    By Order of the Board of Directors


                                    /s/ ROBERT H. GEORGE
                                    Robert H. George
                                    Secretary

Dated:  March 28, 2002

================================================================================

                                                                  Please mark
                                                                  your votes as
                                                                  indicated in
                                                                  this example
[X]


--------------------------------------------------------------------------------
          The Board of Directors Recommends a Vote FOR Items 1 and 2.
--------------------------------------------------------------------------------

Item 1 - Election of Directors

  FOR all nominees         WITHHOLD AUTHORITY       01 Donald J. Douglass
(except as specified    to vote for all nominees    02 Jerry E. Goldress
      below).               listed at right         03 David H. Morris
                                                    04 Ronald A. Robinson
                                                    05 James B. Skaggs
                                                    06 William R. Thomas

(Instruction: To withhold authority to vote for an individual nominee write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                          FOR   AGAINST  ABSTAIN
Item 2 - Proposal FOR ratification of appointment of
Ernst  &  Young  LLP  as the  Company's  independent      [ ]     [ ]       [ ]
auditors for 2002.

Item 3 - In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposal set forth in Item 2.

                                          I PLAN TO ATTEND THE MEETING    [ ]

--------------------------------------------------------------------------------

(Sign exactly as name(s) appears at left. If shares are held jointly, each holder should sign. If signing for estate, trust or corporation, title or capacity should be stated.)

Please date, sign and return this Proxy in the enclosed business envelope.


Signature____________Signature if held jointly____________Date:__________, 2002



--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *

================================================================================

================================================================================

PROXY

                                ALAMO GROUP INC.

                 Proxy for 2002 Annual Meeting of Stockholders
          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Donald J. Douglass, Ronald A. Robinson or Robert
H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Alamo Group Inc. to be held at 9:00 a.m., local time, at the Hyatt Regency Hotel, 123 Losoya, San Antonio, Texas, Wednesday, May 8, 2002 on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 28, 2002 is acknowledged.


                (continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                            * FOLD AND DETACH HERE *

================================================================================